Exhibit 99.1

Chembio Diagnostics Announces Pricing of its Public Offering of Common Stock

MEDFORD, N.Y., February 9, 2018 (GLOBE NEWSWIRE) - - Chembio Diagnostics, Inc. (NASDAQ: CEMI) (“Chembio”), a leader in point-of-care diagnostic tests for infectious diseases, announced today the pricing of its previously announced underwritten registered public offering of 1,783,760 shares of its common stock at a public offering price of $6.75 per share for gross proceeds of approximately $12.0 million. The net proceeds, after underwriting discounts and commissions, but before estimated expenses of the offering payable by Chembio, are expected to be approximately $11.2 million. All shares of common stock to be sold in the offering will be offered by Chembio. The offering is expected to close on or about February 13, 2018, subject to the satisfaction of customary closing conditions.

Chembio intends to use the net proceeds from the offering for business expansion and working capital, including product development, operational expansion or improvements, such as new automated equipment and a facilities update, clinical trials and other related activities, and sales and marketing.

Craig-Hallum Capital Group is acting as sole book-running manager for the offering.

Chembio also announced that it is terminating the At-The-Market (ATM) offering that it announced on June 27, 2017. Chembio has not issued any shares pursuant to the ATM.

A shelf registration statement on Form S-3 (No. 333-210003) relating to the shares of common stock to be issued in the offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) in 2016 and is effective. In addition to this shelf registration statement, a preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on February 8, 2018 and are available on the SEC’s website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets rapid diagnostic tests in the growing $8.0 billion POC testing market. The Company markets its products directly and through third-party distributors under the brand names: DPP®, STAT-PAK®, SURE CHECK®, and STAT-VIEW®.

Chembio has developed and patented the DPP® technology platform, which offers significant advantages over traditional POC lateral-flow technologies and provides the Company with a significant pipeline of business opportunities in the area of sexually transmitted disease, tropical and fever disease, and technology collaborations.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Each of Chembio Diagnostic Systems Inc. and Chembio Diagnostics Malaysia Sdn Bhd is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of Chembio and its management. Such statements, which are estimates only, reflect management’s current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, Chembio’s ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio’s products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio’s success are more fully disclosed in Chembio’s preliminary prospectus supplement, the accompanying base prospectus and most recent public filings with the SEC.

Contacts:

Gilmartin Group

Lynn Lewis

415-937-5402

Lynn@gilmartinIR.com

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